                              RESCISSION AGREEMENT

               This Rescission Agreement ("Agreement") is made and entered into as of August 15, 1996 by and among Asia Media Communications, Ltd., a Nevada corporation ("AMC"), Kremlyovskaya Group, Inc., a Delaware corporation ("KGI"), and Kremlyovskaya Group NV, a Belgium corporation ("KGNV"), and each of the former shareholders of KGNV (the "Shareholders") set forth on Schedule A hereto (collectively, the "Parties").

                                    RECITALS

               A. WHEREAS, KGI was formed on February 20, 1996 in anticipation of and pursuant to the Plan of Merger for the sole purpose of effectuating the Merger, as hereinafter defined;

               B. WHEREAS, the Shareholders contributed their KGNV shares to KGI on March 15, 1996 in return for stock of KGI (the
"Contribution");

               C. WHEREAS, KGI merged with AMC Merger Co., Inc., a Nevada corporation, on March 18, 1996, whereby each Shareholder received 5,750 shares of AMC stock for each share of KGI stock (the "Merger");

               D. WHEREAS, following the Merger, AMC sold convertible notes (the "AMC Notes") in the aggregate principal amount of $1,000,000, the proceeds of which were loaned by AMC to KGNV (the
"Loan")

               E. WHEREAS, pursuant to Section 2.5 of the Merger Agreement, KGI represented that the audited financial statements of





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KGNV were accurate and complete and presented fairly the financial condition of KGNV;

               F. WHEREAS, the sole purpose of the Contribution and Merger were that, following the Merger, the AMC shares received by the Shareholders would be freely transferable and that such shares would be publicly traded on an established securities market; and

               G. WHEREAS, the purposes of the Contribution and Merger are not able to be accomplished as a result of a mutual mistake of the parties and, as a result, the parties wish to rescind the Contribution, the Merger, the AMC Notes and the Loan.

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

               1.     RESCISSION

                      1.1    Simultaneous with the execution of this
Agreement, the Shareholders shall deliver to KGI the certificates representing the AMC shares issued in the Merger which consisted of 89,125,000 shares of AMC's common stock, par value $.01 per share (collectively, the "AMC Merger Shares").

                      1.2    Simultaneous with the execution of this
Agreement, KGI shall return to the Shareholders the certificates representing the KGNV shares received in the Contribution (the "KGNV Shares").

                      1.3    The AMC Merger Shares shall be cancelled.

                      1.4 The Merger and Contribution shall be void ab initio.

                      1.5 The AMC Notes and Loan shall be void ab initio and simultaneous with the execution of this Agreement, KGNV shall

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deliver  to AMC  evidence  that the AMC  Notes  and the  indebtedness  evidenced thereby been cancelled and that the holders thereof and KGNV have agreed to substitute KGNV or other parties (excluding AMC) for repayment of the AMC Notes and the indebtedness evidenced by thereby.

               2.     PARTIES' OBLIGATIONS

                      2.1 None of the Shareholders, KGI, nor AMC shall have any right, obligation, liability or duty resulting from the Merger or Contribution.

                      2.2 No party to this Agreement or any other party shall have any rights in respect of the Contribution or Merger. The return of the KGNV Shares and the AMC Merger Shares shall be the sole remedy of the parties in respect of such Merger or Contribution.

                      2.3 AMC shall as soon as practicable following execution of this Agreement file with the Securities and Exchange Commission a current report on Form 8-K describing this Agreement and shall cause KGI to be liquidated or merged out of existence.

               3.     REPRESENTATIONS.

                      3.1 KGI's sole asset at all times has been the stock of KGNV and KGI has not conducted any business.

                      3.2 Neither KGI nor AMC have incurred any debts on behalf of KGNV except for the Loan.

                      3.3 Since the Contribution, KGNV has conducted its business in the ordinary course and has made no distributions to KGI or AMC.

               4. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of Delaware.

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               5.   COUNTERPARTS.  This Agreement may be executed in one
or more counterparts which when taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF the parties have executed or caused this Agreement to be duly executed as of the date first above written.

ASIA MEDIA COMMUNICATIONS, LTD.     KREMLYOVSKAYA GROUP, INC.

By:/s/ Ian Rice                     By: /s/ Brian Jelley
   ----------------------------        -------------------------------
   Name: Ian Rice                      Name: Brian Jelley
   Title: Chairman                     Title: President

KREMLYOVSKAYA GROUP NV

By:/s/ Riccardo Fanchini
   ---------------------------
   Name: Riccardo Fanchini
   Title: Director

SHAREHOLDERS:

/s/ Riccardo Fanchini                  /s/ Guerman Liberman
------------------------------         ------------------------------------
Riccardo Fanchini                      Guerman Liberman by his
                                         attorney

/s/ Yacov Tilipman                     /s/ Iouri Bykhovski
------------------------------         ------------------------------------
Yacov Tilipman                         Iouri Bykhovski

/s/ Tadeus Tonley                      /s/ Robert Gaspar
------------------------------         ------------------------------------
Tadeus Tonley                          Robert Gaspar

/s/ Valentin Kassatkine                WENGEN INVESTMENTS LTD.
------------------------------
Valentin Kassatkine

                                       By: /s/ Kevin Paul Robert
                                       -------------------------
                                       Name: Kevin Paul Robert
                                       Title: Director

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




REDWATCH INVESTMENTS INC, SA           BAFINE A.G.

By: /s/ Hans Bertschmann               By: /s/ Hans Bertschmann
    ---------------------------            --------------------------------
   Name: Hans Bertschmann                 Name: Hans Bertschmann
   Title:  President                      Title: President

WALLFLOWER INVESTMENTS INC. SA         ABLE INVESTMENTS LTD.

By: /s/ Jean-Daniel Monbaron            By:/s/ Kevin Paul Robert
    ---------------------------            --------------------------------
   Name: Jean-Daniel Monbaron              Name: Kevin Paul Robert
   Title: Director                         Title: Director

WHITEHALL INVESTMENTS COMPANY INC.      MERTON TRUSTEES LTD.

By: /s/ Hans Bertschmann                By: /s/ C.J. Betts
    ---------------------------            --------------------------------
   Name: Hans Bertschmann                  Name:C.J. Betts
   Title: President                        Title: Director

PROJECT FINANCE LTD.                    CONDOR ENTERPRISES LTD.

By: /s/ Paul R. Phibbs                By:  /s/ Julie George
    ---------------------------            --------------------------------
    Name:  Paul R. Phibbs                  Name:  Julie George
    Title:  Director                       Title:  Authorized
                                                   Signatory

BRITISH COLUMBIA AND WESTMINSTER TRUST CORP.

By:/s/ David B. Bowen
   -----------------------------------
   Name: David B. Bowen
   Title: Director

BLAIDON INVESTMENTS INC. SA

By: /s/ R. Routh
   -----------------------------------
   Name: R. Routh
   Title: Authorized Signatory